Exhibit 10.20

This agreement is made on 18th Dec 2002 between Kinki Nihon Tetsudo K.K. ( hereinafter called “Kintetsu”) and Vsource ( Japan ) Limited ( hereinafter called “Vsource”) regarding the reduction for rent fee that has been agreed on 31st Oct 2001 as the Office Lease contract ( hereinafter called “Original Contract”).

1.	Kintetsu and Vsource agreed that the reduction of monthly rent fee specified in article 4-1 of Original Contract to JPY 1,951,500 during 1st Feb 2003 to 31st Jan 2005.

2.	Above rent fee should be reverted to JPY 2,561,100 since 1st Feb 2005.

3.	In accordance with the reduced rent fee, the deposit specified in article 7 of the Original Contract shall be reduced to JPY 23,418,000 during 1st Feb 2003 to 31st Jan 2005, and Kintetsu shall return JPY 7,315,200, being the difference between this reduced deposit and the deposit required under the Original Contract, to Vsource until the end of Feb 2003.

4.	Above deposit should be reverted to JPY 30,733,200 since 1st Feb 2005.

5.	The parties will negotiate a new deposit from 1st Feb 2005, depending on the rent fee agreed to by the parties at that time.

6.	The rest of articles and terms are as same as one of Original Contract.

Kintetsu:

Kinki Nihon Tetsudo K.K

Kinki Building Services K.K

Representative of Kinki Nihon Tetsudo K.K

Signed by

Vsource:

Vsource (Japan) Limited.

Signed by